UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2013

NCR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-00395	31-0387920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3097 Satellite Blvd.

Duluth, Georgia 30096

(Address of Principal Executive Offices and Zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Agreement and Plan of Merger—Digital Insight Corporation

On December 2, 2013, NCR Corporation (“NCR”) entered into an Agreement and Plan of Merger dated as of December 2, 2013 (the “Merger Agreement”) by and among NCR, Fandango Holdings Corporation (the “Company”), Delivery Acquisition Corporation, a wholly owned subsidiary of NCR (“Merger Sub”), and Thoma Bravo, LLC, in its capacity as stockholder representative. Subject to the terms and conditions of the Merger Agreement, Merger Sub shall merge with and into the Company with the Company as the surviving corporation (the “Merger”). The Company is the parent company and sole shareholder of Digital Insight Corporation, a Delaware corporation (“Digital Insight”). The aggregate consideration for the Merger will be $1.65 billion, to be paid in cash, which may be adjusted pursuant to the terms of the Merger Agreement to account for, among other things, transaction expenses, indebtedness of the Company and cash and cash equivalents as of the closing of the Merger.

At the effective time of the Merger, the Company shall convert all outstanding shares of stock of the Company into the right to receive an amount in cash payable pursuant to the terms of the Merger Agreement. At the effective time of the Merger, each outstanding share of the Company’s stock will be cancelled. Pursuant to the Merger the Company and Digital Insight each will become wholly-owned by NCR.

The Merger Agreement contains customary representations and warranties, as well as covenants by each of the parties, including a limited non-compete and employee non-solicitation from certain shareholders of the Company. Subject to certain limitations, NCR will be indemnified by the stockholders of the Company for damages resulting from a breach of any covenant or agreement in the Merger Agreement and certain other specified matters. None of the representations and warranties will survive the effective time of the Merger.

The Merger is expected to close in the first quarter of 2014. The closing shall take place following the satisfaction of the last condition to closing pursuant to the Merger Agreement; however, unless waived by NCR, in no event shall the closing occur prior to January 31, 2014. The closing of the Merger is subject to among other things, customary closing conditions (or, if applicable, waiver thereof), including the accuracy of representations and warranties, stockholder approval by the stockholders of the Company, and regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended.

The Merger Agreement contains provisions by which the Merger Agreement may be terminated, including, at the option of either party if the Merger has not been consummated on or before the 90th day following the date of the Merger Agreement.

NCR intends to finance the purchase price of the Merger through a combination of cash on hand, drawings of incremental term loans under NCR’s senior secured credit facility, debt financing in the capital markets, and if required, financing to be provided by unaffiliated third parties pursuant to a commitment letter dated as of the date of the Merger Agreement (as described below).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove inaccurate. In addition, the assertions embodied in those representations, warranties and covenants are qualified by information in the confidential disclosure schedules that the parties have exchanged in connection with the signing of the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as the actual state of facts at the time they were made or otherwise.

Commitment Letter

On December 2, 2013, in connection with the Merger Agreement, NCR entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Royal Bank of Canada, RBC Capital Markets, SunTrust Bank, SunTrust Robinson Humphrey, Inc., WF Investment Holdings, LLC and Wells Fargo Securities, LLC, for a senior unsecured bridge loan facility (the “Bridge Loan Facility”) in an aggregate principal amount of up to $1.2 billion, less the aggregate principal amount of debt securities to be offered. Although NCR does not currently expect to make any borrowings under the Bridge Loan Facility, there can be no assurance that such borrowings will not be made. NCR may be required to borrow under the Bridge Loan Facility if the offering of debt securities is not completed or generates significantly less net proceeds than contemplated.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, which is attached hereto as Exhibit 2.2 and is incorporated by reference herein.

The Commitment Letter has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. The representations, warranties and covenants contained in the Commitment Letter were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Commitment Letter and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove inaccurate.

Acquisition of Alaric Systems Limited

On December 2, 2013, NCR Limited, a corporation formed under the laws of the United Kingdom and an indirect wholly-owned subsidiary of NCR (“NCR Limited”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with the holders of the outstanding share capital of Alaric Systems Limited, a corporation formed under the laws of the United Kingdom (“Alaric Systems”). Under the Share Purchase Agreement, NCR Limited acquired all of the outstanding share capital of Alaric Systems for an aggregate purchase price of approximately $84 million. As a result, Alaric Systems became a direct wholly owned subsidiary of NCR Limited, and an indirect wholly owned subsidiary of NCR. The Share Purchase Agreement contains customary covenants and agreements of the shareholders of Alaric Systems, and warranties regarding Alaric Systems, its assets and its business. NCR Limited financed the transaction using cash on hand.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is attached hereto as Exhibit 2.3 and incorporated by reference herein.

The Share Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. The warranties and covenants contained in the Share Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Share Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove inaccurate. In addition, the assertions embodied in those warranties and covenants are qualified by information in the confidential disclosure letter that the parties have exchanged in connection with the signing of the Share Purchase Agreement. The disclosure letter contains information that modifies, qualifies and creates exceptions to the warranties set forth in the Share Purchase Agreement. Accordingly, investors should not rely on the warranties as the actual state of facts at the time they were made or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of December 2, 2013, by and among NCR Corporation, Delivery Acquisition Corporation, Fandango Holdings Corporation and Thoma Bravo, LLC as the Stockholder Representative.

2.2	Commitment Letter, dated as of December 2, 2013, by and among NCR Corporation, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Royal Bank of Canada, RBC Capital Markets, SunTrust Bank, SunTrust Robinson Humphrey, Inc., WF Investment Holdings, LLC and Wells Fargo Securities, LLC.

2.3	Share Purchase Agreement, dated as of December 2, 2013, by and among NCR Limited and the holders of the outstanding share capital of Alaric Systems Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: December 3, 2013	By:	/s/ Jennifer M. Daniels
Jennifer M. Daniels
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of December 2, 2013 by and among NCR Corporation, Delivery Acquisition Corporation, Fandango Holdings Corporation and Thoma Bravo, LLC as the Stockholder Representative. The Merger Agreement contains a listing and references identifying the contents of all omitted disclosure schedules and NCR hereby agrees to furnish supplementally a copy of any omitted disclosure schedule to the Securities and Exchange Commission upon request.

2.2	Commitment Letter, dated as of December 2, 2013, by and among NCR Corporation, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Royal Bank of Canada, RBC Capital Markets, SunTrust Bank, SunTrust Robinson Humphrey, Inc., WF Investment Holdings, LLC and Wells Fargo Securities, LLC.

2.3	Share Purchase Agreement, dated as of December 2, 2013, by and among NCR Limited and the holders of the outstanding share capital of Alaric Systems Limited. The Share Purchase Agreement contains references identifying the contents of an omitted disclosure letter and related disclosure materials, and NCR hereby agrees to furnish supplementally a copy of any portion of such omitted letter or materials to the Securities and Exchange Commission upon request.